UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 3, 2007

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Millennium India Acquisition Company Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32931	20-4531310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 East 38th Street, Suite 40H New York, NY 10016
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 681-6763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2007, we received a letter (the “Letter”) from the American Stock Exchange (“AMEX”) stating that we had failed to comply with AMEX procedures regarding the application for listing of additional securities as set forth in Section 301 of the AMEX Company Guide (the “Company Guide”). The Letter was issued pursuant to Section 1009(a)(i) of the Company Guide in connection with our issuance of an aggregate of 450,000 shares of our common stock to Samta Jain & Associates and Step Two Advisors as finders’ fees in connection with our proposed purchase of 14.90% of the shares of SMC Global Securities Limited and SAM Global Securities Limited (collectively, the “SMC Group”).

The Company has applied for AMEX approval with respect to the shares issued as finders’ fees and is working with AMEX to correct the Company’s non-compliance with Section 301 of the AMEX Company Guide. The Company’s common stock continues to list on the AMEX while the Company is working toward compliance.

Pursuant to Sections 402 and 1009(j) of the Company Guide, we are attaching a press release hereto as Exhibit 99.1 disclosing the receipt of the Letter and that the Company is not in compliance with Section 301 of the AMEX continued listing standards.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired - None

(b)	Pro Forma Financial Information - None

(c)	Shell Company Transactions - None

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press Release issued by Millennium India Acquisition Company Inc. on December 7, 2007.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium India Acquisition Company Inc.

Dated: December 7, 2007	By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer

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